UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	April 30, 2005

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

        On February 15, 2005, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) approved the Harley-Davidson, Inc. Employee Short Term Incentive Plan (the “Employee STIP”) upon the unanimous recommendation of the Human Resources Committee of the Board. The shareholders of the Company approved the Employee STIP at the 2005 Annual Meeting of Shareholders held April 30, 2005. The Employee STIP is included as Exhibit A to the Company’s 2005 Proxy Statement, which was filed with the Securities and Exchange Commission on March 22, 2005.

        The Company will generally use the Employee STIP to provide a total compensation opportunity for its employees that includes incentive compensation dependent upon continuously improving performance. Under the Employee STIP, the Human Resources Committee of the Board (the “Human Resources Committee”) is required to fix target awards and performance criteria prior to the commencement of each year or portion of a year (or such later date as may be permitted under Section 162(m) of the Internal Revenue Code). The Human Resources Committee will fix a target award for each participant at the same time that it selects the eligible employee participants in the Employee STIP. A participant’s target award for the period is equal to a percentage (specified by the Human Resources Committee) multiplied by the participant’s compensation. Compensation generally means the participant’s base salary or wages, plus workers compensation payments. The Human Resources Committee may, at the time it grants an award, include or exclude types of compensation for purposes of determining a participant’s target award. The Human Resources Committee also determines, with respect to each participant for a year or portion of a year, the performance measures that will be applied to determine the size of the participant’s final performance award. If the Human Resources Committee chooses more than one performance category for any one or more participants for purposes of determining the amount of a performance award, then the Human Resources Committee gives each performance category a weight so that for each participant the total weight of all applicable performance categories equals 100%.

        The Employee STIP does not specify target performance for the performance categories. Rather, as to each performance category that the Human Resources Committee selects as the basis for potential awards in any year or portion of a year, the Human Resources Committee also establishes a performance scale. The performance scale may be a linear scale or a step scale or a combination of the two. The Human Resources Committee must approve a scale so that, at the end of the year, a performance percentage may be objectively calculated for any given level of actual performance within that category during the year or portion of a year.

        The Human Resources Committee may also, at the time it grants an award, provide that a performance award will be reduced or eliminated depending on the performance under one or more performance categories. Performance categories that serve to reduce or eliminate a potential award may, but are not required to, be assigned a performance scale and weightings, if more than one such category is selected.

        Following the end of each year, the Human Resources Committee will calculate the performance award amount for each participant. A performance percentage is determined for each performance category based upon actual performance and the applicable performance scale. Where more than one performance category applies to a participant, the resulting percentages are reduced to reflect weighting. The resulting total percentage is applied to a participant’s target award to determine a potential performance award. If any performance categories were selected that may reduce or eliminate that performance award, then the actual performance for those categories is also determined and the amount of the reduction or elimination is applied. The result is the maximum incentive performance award a participant is eligible to receive under the Employee STIP for the relevant year or portion of a year. The Human Resources Committee must approve the calculations and may, in its sole discretion, reduce the amount of any maximum performance award by up to 50%. The maximum performance award, less any reduction determined by the Human Resources Committee, equals the final performance award payable to such participant for the applicable year or portion of a year.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (a)-(b) Not applicable.

        (c) On December 9, 2004, the Company issued a press release announcing that James L. Ziemer would succeed Jeffrey L. Bleustein as the Company’s Chief Executive Officer upon Mr. Bleustein’s retirement, effective April 30, 2005. On April 30, 2005, the Board elected Mr. Ziemer to succeed Mr. Bleustein as the Company’s Chief Executive Officer and President, effective at the conclusion of the Company’s Annual Meeting of Shareholders on April 30, 2005. Mr. Ziemer had previously been the Company’s Vice President and Chief Financial Officer, positions he held for more than five years.

        On April 30, 2005, the Board elected James M. Brostowitz to succeed Mr. Ziemer as the Company’s Acting Chief Financial Officer, effective at the conclusion of the Company’s Annual Meeting of Shareholders on April 30, 2005. Mr. Brostowitz is 53 years old and is currently, and will remain, the Vice President and Treasurer of the Company, positions he has held for more than five years.

        (d) Not applicable.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On April 30, 2005, the Board approved amendments to the Company’s By-Laws. The following summary of the amendments to the Company’s By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s By-Laws, as amended, which is filed as Exhibit 99.2 and incorporated by reference herein.

Article I: Shareholders

•	Place of Meeting. A provision giving the President of the Company, among others, the power to designate the place to reconvene an adjourned shareholder meeting has been amended to grant that power to the Chief Executive Officer of the Company rather than the President.

•	Adjournment; Postponement. A provision stating that the President of the Company, among others, can postpone or adjourn a shareholder meeting at any time prior to the transaction of any business at such meeting has been amended to grant that power to the Chief Executive Officer of the Company rather than the President.

•	Conduct of Meetings. A provision stating that the Chief Executive Officer of the Company, or in his or her absence an officer designated by the Board of Directors, shall preside over shareholders’ meetings has been amended to grant that power to the Chairman of the Board rather than the Chief Executive Officer.

Article II: Board of Directors

•	Special Meetings. A provision stating that special meetings of the Board may be held at any time upon the call of the Chief Executive Officer of the Company has been amended to grant that power to the Chairman of the Board of the Company in addition to the Chief Executive Officer.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Press Release of Harley-Davidson, Inc., dated May 2, 2005.

(99.2)	By-Laws of Harley-Davidson, Inc., as amended April 30, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: May 5, 2005	By: /s/ Gail A. Lione
Gail A. Lione
Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K
Dated April 30, 2005

Exhibit
Number

(99.1)	Press Release of Harley-Davidson, Inc., dated May 2, 2005.

(99.2)	By-Laws of Harley-Davidson, Inc., as amended April 30, 2005.